Exhibit 99.2

Supplemental Operating and Financial Data

For the Quarter Ended
September 30, 2011

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Corporate Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Forward-Looking Statements

This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These factors include, without limitation: risks associated with the availability and terms of financing; risks associated with the timing and consequences of loan defaults and related asset dispositions; risks associated with our loan modification and asset disposition efforts, including potential tax ramifications; risks associated with our liquidity situation; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with our dependence on key personnel whose continued service is not guaranteed; risks associated with increases in interest rates, volatility in the securities markets and contraction in the credit markets affecting our ability to extend or refinance existing loans as they come due; risks associated with the continued or increased negative impact of the current credit crisis and global economic slowdown; risks associated with joint ventures; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with contingent guaranties by our Operating Partnership; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and potential liability for uninsured losses and environmental contamination.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K filed on March 16, 2011 with the Securities and Exchange Commission (“SEC”). We do not update forward-looking statements and disclaim any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Quarterly Highlights

MPG Office Trust, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is the largest owner and operator of Class A office properties in the Los Angeles central business district. We are a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing and financing.

As of September 30, 2011, our office portfolio (including Properties in Default) was comprised of whole or partial interests in 20 properties totaling approximately 13 million net rentable square feet, and on- and off-site structured parking plus surface parking totaling approximately 8 million square feet, which accommodates approximately 23,000 vehicles.

As used in this Supplemental Operating and Financial Data package, the term “Properties in Default” refers to our Stadium Towers Plaza, 500 Orange Tower, 700 North Central and 801 North Brand properties, whose mortgage loans were in default as of September 30, 2011. We disposed of Park Place II (in third quarter 2010), 207 Goode and Pacific Arts Plaza (both in fourth quarter 2010), 550 South Hope and 2600 Michelson (both in second quarter 2011) and City Tower (in third quarter 2011), which were previously classified as part of Properties in Default. The results of operations of Park Place II, 207 Goode, Pacific Arts Plaza, 550 South Hope, 2600 Michelson and City Tower are now included in discontinued operations for all periods presented.

In addition to the mortgage loans secured by the Properties in Default, the mortgage loan secured by Two California Plaza is also in default as of September 30, 2011. We have excluded Two California Plaza from the Properties in Default because our goal is to modify the loan with the special servicer rather than to dispose of the asset. We cannot assure you that we will be successful in modifying the loan, which may ultimately result in our inability to retain ownership of Two California Plaza.

This Supplemental Operating and Financial Data package should be read in conjunction with our consolidated financial statements for the year ended December 31, 2010 in our Annual Report on Form 10-K filed with the SEC on March 16, 2011. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Quarterly Highlights (continued)

Asset Disposition:

On July 22, 2011, the Company disposed of City Tower located in Orange, California in cooperation with the special servicer on the mortgage loan. As a result of the disposition, we were relieved of the obligation to repay the $140.0 million mortgage loan secured by the property as well as accrued contractual and default interest.

Debt:

On August 1, 2011, the Company completed a $33.8 million financing secured by the Plaza Las Fuentes office building located in Pasadena, California. Net proceeds totaled $33.1 million, which will be used for general corporate purposes.

Equity Transactions:

On July 25, 2011, the Company entered into an exchange agreement providing for the exchange of 218,635 shares of its Series A preferred stock for 1,127,597 shares of its common stock. For purposes of this exchange, the exchange ratio is 5.157 shares of common stock for each share of Series A preferred stock, with the Series A preferred stock valued at $19.00 per share and the common stock valued at $3.684 per share, the trailing five-day average closing price.

On July 27, 2011, the Company entered into an exchange agreement providing for the exchange of 50,995 shares of its Series A preferred stock for 262,981 shares of its common stock. For purposes of this exchange, the exchange ratio was 5.157 shares of common stock for each share of Series A preferred stock, with the Series A preferred stock valued at $16.50 per share and the common stock valued at $3.20 per share, the closing price on July 27, 2011.

Subsequent Event:

On October 28, 2011, the Company and subsidiary entities entered into an agreement with Charter Hall Office REIT (“Charter Hall”) and affiliates of Beacon Capital Partners, LLC (“Beacon”) relating to the transfer of Charter Hall’s 80% interest in the Maguire Macquarie Office, LLC joint venture to Beacon, the sale of the joint venture’s interests in Wells Fargo Center (Denver) and San Diego Tech Center to Beacon, the sale of the Company’s development rights at San Diego Tech Center to Beacon, and a lump sum payment by Beacon to the Company in consideration for the Company’s agreement to terminate its right to receive certain fees. Net proceeds from the transactions to the Company are expected to total approximately $45 million. The closing of the various transactions is expected to occur in the first quarter of 2012, and is subject to customary closing conditions, including obtaining lender and other third-party consents.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Investor Information

355 South Grand Avenue, Suite 3300
Los Angeles, CA 90071
Tel.  (213) 626-3300
Fax  (213) 687-4758

Senior Management

David L. Weinstein	President and Chief Executive Officer	Jonathan L. Abrams	Senior Vice President, General Counsel and Secretary
Shant Koumriqian	Executive Vice President, Chief Financial Officer	Peter K. Johnston	Senior Vice President, Leasing
Peggy M. Moretti	Executive Vice President, Investor and Public Relations	Christopher M. Norton	Senior Vice President, Transactions
& Chief Administrative Officer

Corporate

Investor Relations Contact: Peggy M. Moretti at (213) 613-4558
Please visit our corporate website at: www.mpgoffice.com

Transfer Agent	Timing
American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 (866) 668-6550 www.amstock.com	Quarterly results for 2011 will be announced according to the following schedule:
	Fourth Quarter	February 2012

Equity Research Coverage

Compass Point Research & Trading, LLC	Wilkes Graham	(202) 534-1386
Credit Suisse	Andrew Rosivach	(415) 249-7942
Green Street Advisors	Michael Knott	(949) 640-8780
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Raymond James Associates	Paul Puryear	(727) 567-2253
Stifel, Nicolaus & Co., Inc.	John Guinee	(443) 224-1307

MPG Office Trust, Inc. is currently followed by the sell-side analysts listed above, with the exception of Green Street Advisors, which is an independent research firm.  This list may not be complete and is subject to change as firms add or delete coverage of our company.  Please note that any opinions, estimates or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of MPG Office Trust, Inc. or its management.  We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.  Interested persons may obtain copies of analysts' reports on their own; we do not distribute these reports.  Various of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Common Stock Data

Our common stock is traded on the New York Stock Exchange under the symbol MPG.  Selected information about our common stock for the past five quarters (based on NYSE prices) is as follows:

	2011			2010
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
High price	$3.78	$3.73	$4.28	$3.08	$3.47
Low price	$2.01	$2.44	$2.76	$1.98	$2.25
Closing price	$2.11	$2.86	$3.71	$2.75	$2.50
Dividends per share – annualized	(1)	(1)	(1)	(1)	(1)
Closing dividend yield – annualized	(1)	(1)	(1)	(1)	(1)
Closing common shares and Operating Partnership units outstanding (in thousands)	57,444	56,006	55,491	55,372	54,735
Closing market value of common shares and Operating Partnership units outstanding (in thousands)	$121,207	$160,177	$205,872	$152,274	$136,837

Dividend Information:

Common Stock
Dividend amount per share	(1)	(1)	(1)	(1)	(1)

Series A Preferred Stock
Dividend amount per share	(2)	(2)	(2)	(2)	(2)
__________

(1)
The Board of Directors did not declare a dividend on our common stock for the quarters ended September 30, June 30 and March 31, 2011 and December 31 and September 30, 2010.  There can be no assurance that we will make distributions on our common stock at historical levels or at all.

(2)
The Board of Directors did not declare a dividend on our Series A Preferred Stock during the three months ended October 31, July 31, April 30 and January 31, 2011 and October 31, 2010. Dividends on our Series A Preferred Stock are cumulative, and therefore, will continue to accrue at an annual rate of $1.9064 per share. As of October 31, 2011, we have missed 12 quarterly dividend payments totaling $55.6 million.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Consolidated Financial Results

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Financial Highlights (unaudited and in thousands, except share, per share, percentage and ratio amounts)

	For the Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Income Items:
Revenue (1)	$84,016	$83,649	$81,977	$85,265	$86,519
Straight line rent	(385)	272	76	(79)	111
Fair value lease revenue (2)	2,577	2,825	2,845	3,014	4,632
Lease termination fees	—	25	—	—	2,398
Office property operating margin (3)	62.1%	62.3%	63.6%	61.6%	63.1%
Net income (loss) available to common stockholders	$25,595	$118,424	$(39,548)	$(138,275)	$(17,860)
Net income (loss) available to common stockholders – basic	0.51	2.42	(0.81)	(2.82)	(0.36)
Funds from operations (FFO) available to common stockholders (4)	$38,657	$87,417	$(13,490)	$(103,726)	$(2,440)
FFO per share – basic (4)	0.77	1.78	(0.28)	(2.12)	(0.05)
FFO per share – diluted (4)	0.76	1.75	(0.28)	(2.12)	(0.05)
FFO per share before specified items – basic (4)	(0.04)	(0.03)	(0.06)	0.02	—
FFO per share before specified items – diluted (4)	(0.04)	(0.03)	(0.06)	0.02	—

Ratios:
Interest coverage ratio (5)	2.46	4.66	1.04	(0.78)	1.52
Interest coverage ratio before specified items (6)	1.08	1.07	1.04	1.14	1.13
Fixed-charge coverage ratio (7)	2.22	4.17	0.93	(0.71)	1.38
Fixed-charge coverage ratio before specified items (8)	0.98	0.96	0.93	1.03	1.03

Capitalization:
Common stock price @ quarter end	$2.11	$2.86	$3.71	$2.75	$2.50
Total consolidated debt	$3,034,714	$3,140,841	$3,578,627	$3,576,493	$3,894,266
Preferred stock liquidation preference	243,259	250,000	250,000	250,000	250,000
Common equity value @ quarter end (9)	121,207	160,177	205,872	152,274	136,837
Total consolidated market capitalization	$3,399,180	$3,551,018	$4,034,499	$3,978,767	$4,281,103
Company share of MMO joint venture debt	139,817	139,452	138,842	138,993	160,355
Total combined market capitalization	$3,538,997	$3,690,470	$4,173,341	$4,117,760	$4,441,458
Total consolidated debt / total consolidated market capitalization	89.3%	88.4%	88.7%	89.9%	91.0%
Total combined debt / total combined market capitalization	89.7%	88.9%	89.1%	90.2%	91.3%
Total consolidated debt plus liquidation preference / total consolidated market capitalization	96.4%	95.5%	94.9%	96.2%	96.8%
Total combined debt plus liquidation preference / total combined market capitalization	96.6%	95.7%	95.1%	96.3%	96.9%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Financial Highlights (continued)

__________

(1)
Excludes revenue from discontinued operations of approximately $0.6 million, $8.6 million, $13.9 million, $20.6 million and $25.9 million for the three months ended September 30, June 30 and March 31, 2011 and December 31 and September 30, 2010, respectively.

(2)	Represents the net adjustment for above- and below-market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.

(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance, real estate taxes and parking expenses) / (rental, tenant reimbursement and parking revenues). Lease termination fees are reported as part of interest and other revenue in the consolidated statements of operations.

(4)	For a definition and discussion of FFO, see page 45. For a quantitative reconciliation of the differences between FFO and net income (loss), see page 17.

(5)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $112,988, $230,338, $54,035, $(44,217) and $87,299, respectively, divided by cash paid for interest of $45,898, $49,475, $52,117, $56,353 and $57,369, respectively. Cash paid for interest excludes default interest accrued totaling $10.4 million, $12.8 million, $10.1 million, $10.5 million and $9.9 million related to mortgages in default for the three months ended September 30, June 30 and March 31, 2011 and December 31 and September 30, 2010, respectively. For a discussion of EBITDA, see page 47. For a quantitative reconciliation of the differences between EBITDA and net income (loss), see page 20.

(6)
Calculated as Adjusted EBITDA of $49,572, $53,147, $54,035, $64,118 and $64,953, respectively, divided by cash paid for interest of $45,898, $49,475, $52,117, $56,353 and $57,369, respectively. For a discussion of Adjusted EBITDA, see page 47.

(7)	Calculated as EBITDA of $112,988, $230,338, $54,035, $(44,217) and $87,299, respectively, divided by fixed charges of $50,839, $55,256, $58,050, $62,461 and $63,146, respectively.

(8)	Calculated as Adjusted EBITDA of $49,572, $53,147, $54,035, $64,118 and $64,953, respectively, divided by fixed charges of $50,839, $55,256, $58,050, $62,461 and $63,146, respectively.

(9)
Assumes 100% conversion of the limited partnership units in our Operating Partnership into shares of our common stock. Our limited partners have the right to redeem all or part of their Operating Partnership units at any time. At the time of redemption, we have the right to determine whether to redeem the Operating Partnership units for cash, based upon the fair value of an equivalent number of shares of our common stock at the time of redemption, or exchange them for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distribution and similar events.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Consolidated Balance Sheets (unaudited and in thousands)

	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Assets
Investments in real estate	$2,599,891	$2,692,470	$3,060,737	$3,063,186	$3,532,695
Less: accumulated depreciation	(640,882)	(636,119)	(690,953)	(668,328)	(685,244)
Investments in real estate, net	1,959,009	2,056,351	2,369,784	2,394,858	2,847,451

Cash, cash equivalents and restricted cash	193,488	163,938	171,260	189,659	214,073
Rents, deferred rents and other receivables, net	58,092	59,658	65,632	66,418	74,437
Deferred charges, net	84,242	89,728	99,608	105,283	113,315
Other assets	9,782	13,104	18,681	14,794	18,126
Total assets	$2,304,613	$2,382,779	$2,724,965	$2,771,012	$3,267,402

Liabilities and Deficit
Liabilities:
Mortgage and other loans	$3,034,714	$3,140,841	$3,578,627	$3,576,493	$3,894,266
Accounts payable, accrued interest payable and other liabilities	145,910	150,437	188,418	196,015	221,184
Acquired below-market leases, net	27,097	30,835	40,111	44,026	49,163
Total liabilities	3,207,721	3,322,113	3,807,156	3,816,534	4,164,613

Deficit:
Stockholders’ Deficit:
Common and preferred stock and additional paid-in capital	703,340	705,602	705,105	703,145	705,862
Accumulated deficit and dividends	(1,477,397)	(1,507,104)	(1,629,743)	(1,594,407)	(1,460,333)
Accumulated other comprehensive loss	(19,874)	(24,616)	(27,879)	(29,079)	(34,582)
Total stockholders’ deficit	(793,931)	(826,118)	(952,517)	(920,341)	(789,053)
Noncontrolling Interests:
Common units of our Operating Partnership	(109,177)	(113,216)	(129,674)	(125,181)	(108,158)
Total deficit	(903,108)	(939,334)	(1,082,191)	(1,045,522)	(897,211)
Total liabilities and deficit	$2,304,613	$2,382,779	$2,724,965	$2,771,012	$3,267,402

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

MMO Unconsolidated Joint Venture Condensed Balance Sheets (1) (unaudited and in thousands)

	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010

Assets

Investments in real estate	$974,602	$973,647	$970,875	$968,931	$1,055,538
Less: accumulated depreciation	(171,560)	(164,562)	(157,675)	(150,943)	(163,204)
Investments in real estate, net	803,042	809,085	813,200	817,988	892,334

Cash and cash equivalents, including restricted cash	27,303	24,870	20,151	18,955	24,751
Rents, deferred rents and other receivables, net	24,239	24,640	23,210	22,501	21,641
Deferred charges, net	29,468	26,551	29,278	27,875	28,309
Other assets	2,421	2,836	2,610	2,474	3,063
Total assets	$886,473	$887,982	$888,449	$889,793	$970,098

Liabilities and Members’ Equity

Mortgage loans	$699,086	$697,259	$694,209	$694,966	$801,776
Accounts payable, accrued interest payable and other liabilities	23,413	22,258	22,258	22,801	32,397
Acquired below-market leases, net	1,833	2,140	2,448	2,762	3,120
Total liabilities	724,332	721,657	718,915	720,529	837,293
Members’ equity	162,141	166,325	169,534	169,264	132,805
Total liabilities and members’ equity	$886,473	$887,982	$888,449	$889,793	$970,098
__________

(1)	We own 20% of the Maguire Macquarie Office (“MMO”) joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Consolidated Statements of Operations (unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Revenue:
Rental	$50,881	$51,094	$51,358	$51,623	$52,886
Tenant reimbursements	20,935	20,593	20,591	23,043	20,890
Parking	8,996	9,037	8,862	9,050	8,853
Management, leasing and development services	2,590	1,126	999	1,365	1,281
Interest and other	614	1,799	167	184	2,609
Total revenue	84,016	83,649	81,977	85,265	86,519
Expenses:
Rental property operating and maintenance	20,892	20,911	19,575	22,454	20,661
Real estate taxes	7,516	7,325	7,326	7,148	7,355
Parking	2,231	2,237	2,477	2,549	2,461
General and administrative	5,258	5,308	6,691	906	8,073
Other expense	1,986	1,917	1,762	1,789	1,540
Depreciation and amortization	24,680	24,138	24,837	25,461	25,953
Impairment of long-lived assets	9,330	—	—	201,002	—
Interest	54,018	52,541	49,511	48,187	48,438
Loss from early extinguishment of debt	—	164	—	—	—
Total expenses	125,911	114,541	112,179	309,496	114,481
Loss from continuing operations before equity in net (loss) income of unconsolidated joint venture	(41,895)	(30,892)	(30,202)	(224,231)	(27,962)
Equity in net (loss) income of unconsolidated joint venture	204	(21)	(312)	304	204
Loss from continuing operations	(41,691)	(30,913)	(30,514)	(223,927)	(27,758)

Discontinued Operations:
Loss from discontinued operations before gains on settlement of debt and sale of real estate	(688)	(21,892)	(9,473)	(26,194)	(11,510)
Gains on settlement of debt	62,531	127,849	—	97,978	9,030
Gains on sale of real estate	10,215	63,629	—	—	14,689
Income (loss) from discontinued operations	72,058	169,586	(9,473)	71,784	12,209
Net income (loss)	$30,367	$138,673	$(39,987)	$(152,143)	$(15,549)

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Consolidated Statements of Operations (continued) (unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010

Net income (loss)	$30,367	$138,673	$(39,987)	$(152,143)	$(15,549)
Net (income) loss attributable to common units of our Operating Partnership	(2,915)	(15,483)	5,205	18,634	2,455
Net income (loss) attributable to MPG Office Trust, Inc.	27,452	123,190	(34,782)	(133,509)	(13,094)
Preferred stock dividends	(4,637)	(4,766)	(4,766)	(4,766)	(4,766)
Preferred stock redemption discount	2,780	—	—	—	—
Net income (loss) available to common stockholders	$25,595	$118,424	$(39,548)	$(138,275)	$(17,860)
Basic income (loss) per common share:
Loss from continuing operations	$(0.77)	$(0.64)	$(0.64)	$(4.11)	$(0.58)
Income (loss) from discontinued operations	1.28	3.06	(0.17)	1.29	0.22
Net income (loss) available to common stockholders per share	$0.51	$2.42	$(0.81)	$(2.82)	$(0.36)
Weighted average number of common shares outstanding	49,961,007	49,040,268	49,016,989	48,981,822	48,874,308

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Consolidated Statements of Discontinued Operations (unaudited and in thousands)

	For the Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Revenue:
Rental	$574	$4,260	$6,674	$10,251	$12,004
Tenant reimbursements	7	563	1,271	2,858	3,081
Hotel operations	—	3,380	4,988	5,602	4,867
Parking	36	368	774	1,091	1,052
Interest and other	—	1	170	832	4,868
Total revenue	617	8,572	13,877	20,634	25,872

Expenses:
Rental property operating and maintenance	195	1,540	2,524	4,679	4,758
Hotel operating and maintenance	—	2,466	3,573	3,779	3,485
Real estate taxes	40	422	820	1,270	1,837
Parking	11	139	291	502	483
Depreciation and amortization	173	3,150	3,025	4,699	5,529
Impairment of long-lived assets	—	13,888	—	13,577	1,373
Interest	886	8,624	13,117	18,322	19,917
Loss from early extinguishment of debt	—	235	—	—	—
Total expenses	1,305	30,464	23,350	46,828	37,382

Loss from discontinued operations before gains on settlement of debt and sale of real estate	(688)	(21,892)	(9,473)	(26,194)	(11,510)
Gains on settlement of debt	62,531	127,849	—	97,978	9,030
Gains on sale of real estate	10,215	63,629	—	—	14,689
Income (loss) from discontinued operations	$72,058	$169,586	$(9,473)	$71,784	$12,209

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Consolidated Statements of Operations Related to Properties in Default (1) (unaudited and in thousands)

	For the Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Revenue:
Rental	$4,544	$4,603	$4,671	$4,696	$4,894
Tenant reimbursements	212	211	162	510	163
Parking	328	326	312	351	347
Interest and other	32	6	26	31	35
Total revenue	5,116	5,146	5,171	5,588	5,439

Expenses:
Rental property operating and maintenance	1,867	2,090	1,713	1,732	1,766
Real estate taxes	592	584	587	593	624
Parking	103	86	71	84	103
Depreciation and amortization	1,929	2,980	1,924	1,922	1,913
Impairment of long-lived assets	—	—	—	21,107	—
Interest (2)	8,655	7,742	7,171	7,365	7,331
Total expenses	13,146	13,482	11,466	32,803	11,737
Loss from operations related to Properties in Default	$(8,030)	$(8,336)	$(6,295)	$(27,215)	$(6,298)
__________

(1)
Properties in Default include the following: Stadium Towers Plaza, 500 Orange Tower, 700 North Central and 801 North Brand. As of the date of this report, the mortgage loans on these properties are in default.

(2)
Includes default interest totaling $4.0 million for the three months ended September 30, 2011, default interest totaling $3.0 million and the writeoff of deferred financing costs totaling $0.1 million for the three months ended June 30, 2011, default interest totaling $2.6 million for the three months ended March 31, 2011, default interest totaling $2.7 million for the three months ended December 31, 2010 and default interest totaling $2.7 million for the three months ended September 30, 2010.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

MMO Unconsolidated Joint Venture Statements of Operations (unaudited and in thousands)

	For the Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Revenue:
Rental	$18,089	$18,284	$18,497	$17,710	$18,471
Tenant reimbursements	5,634	4,965	5,870	6,219	6,056
Parking	1,470	1,506	1,513	1,472	1,516
Interest and other	5	4	6	50	4
Total revenue	25,198	24,759	25,886	25,451	26,047

Expenses:
Rental property operating and maintenance	6,444	5,891	6,300	6,647	5,994
Real estate taxes	3,057	2,763	3,171	2,890	3,345
Parking	550	370	362	422	504
Depreciation and amortization	8,714	8,649	8,507	8,981	8,477
Interest	9,485	9,279	9,156	9,679	9,550
Other	1,085	1,017	1,219	1,343	1,218
Total expenses	29,335	27,969	28,715	29,962	29,088

Loss from continuing operations	(4,137)	(3,210)	(2,829)	(4,511)	(3,041)
Income (loss) from discontinued operations	—	—	—	40,969	(2,219)
Net (loss) income	$(4,137)	$(3,210)	$(2,829)	$36,458	$(5,260)

Company share (1)	$(827)	$(642)	$(566)	$7,292	$(1,052)
Intercompany eliminations	255	247	254	245	256
Unallocated (allocated) losses	776	374	—	(7,233)	1,000
Equity in net (loss) income of unconsolidated joint venture	$204	$(21)	$(312)	$304	$204
_________

(1)	Amount represents our 20% ownership interest in the MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Funds from Operations (unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended
		September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Reconciliation of net income (loss) available to common stockholders to funds from operations:
Net income (loss) available to common stockholders		$25,595	$118,424	$(39,548)	$(138,275)	$(17,860)

Add:	Depreciation and amortization of real estate assets	24,334	27,212	27,787	30,084	31,406
	Depreciation and amortization of real estate assets – unconsolidated joint venture (1)	1,743	1,730	1,701	1,888	1,823
	Net income (loss) attributable to common units of our Operating Partnership	2,915	15,483	(5,205)	(18,634)	(2,455)
	Allocated (unallocated) losses – unconsolidated joint venture (1)	(776)	(374)	—	7,233	(1,000)
Deduct:	Gains on sale of real estate	10,215	63,629	—	—	14,689
Funds from operations available to common stockholders and unit holders (FFO) (2)		$43,596	$98,846	$(15,265)	$(117,704)	$(2,775)
Company share of FFO (3)		$38,657	$87,417	$(13,490)	$(103,726)	$(2,440)
FFO per share – basic		$0.77	$1.78	$(0.28)	$(2.12)	$(0.05)
FFO per share – diluted		$0.76	$1.75	$(0.28)	$(2.12)	$(0.05)
Weighted average number of common shares outstanding – basic		49,961,007	49,040,268	49,016,989	48,981,822	48,874,308
Weighted average number of common and common equivalent shares outstanding – diluted		50,988,030	50,064,195	50,237,641	49,619,851	49,507,077
Weighted average diluted shares and units		57,434,807	56,510,972	56,684,418	56,149,712	56,116,486

Reconciliation of FFO to FFO before specified items: (2)
FFO available to common stockholders and unit holders (FFO)		$43,596	$98,846	$(15,265)	$(117,704)	$(2,775)
Add:	Loss from early extinguishment of debt	—	399	—	—	—
	Default interest accrued on mortgages in default	10,413	12,803	10,078	10,533	9,902
	Writeoff of deferred financing costs related to mortgages in default	—	133	1,626	—	713
	Impairment of long-lived assets	9,330	13,888	—	214,579	1,373
	Impairment of long-lived assets – unconsolidated joint venture (1)	—	—	—	572	—
Deduct:	Gains on settlement of debt	62,531	127,849	—	97,978	9,030
	Gain on settlement of debt – unconsolidated joint venture (1)	—	—	—	8,838	—
	Preferred stock redemption discount	2,780	—	—	—	—
FFO before specified items		$(1,972)	$(1,780)	$(3,561)	$1,164	$183
Company share of FFO before specified items (3)		$(1,749)	$(1,574)	$(3,147)	$1,026	$161
FFO per share before specified items – basic		$(0.04)	$(0.03)	$(0.06)	$0.02	$—
FFO per share before specified items – diluted		$(0.04)	$(0.03)	$(0.06)	$0.02	$—
 __________

(1)	Amount represents our 20% ownership interest in the MMO joint venture.

(2)	For the definition and discussion of FFO and FFO before specified items, see page 45.

(3)
Based on a weighted average interest in our Operating Partnership of approximately 88.7% for the three months ended September 30, 2011, 88.4% for the three months ended June 30, 2011, 88.4% for the three months ended March 31, 2011, 88.1% for the three months ended December 31, 2010 and 87.9% for the three months ended September 30, 2010.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Adjusted Funds from Operations (1) (unaudited and in thousands)

		For the Three Months Ended
		September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
FFO		$43,596	$98,846	$(15,265)	$(117,704)	$(2,775)
Add:	Non-real estate depreciation	519	76	75	76	76
	Straight line ground and air space lease expense	521	515	511	511	511
	Amortization of deferred financing costs	817	863	954	988	1,321
	Unrealized (gain) loss due to hedge ineffectiveness	(338)	(244)	(308)	783	1,244
	Default interest accrued on mortgages in default	10,413	12,803	10,078	10,533	9,902
	Writeoff of deferred financing costs related to mortgages in default	—	133	1,626	—	713
	Non-cash stock compensation	527	497	1,998	(2,502)	1,932
	Impairment of long-lived assets	9,330	13,888	—	214,579	1,373
	Loss from early extinguishment of debt	—	399	—	—	—

Deduct:	Gains on settlement of debt	62,531	127,849	—	97,978	9,030
	Preferred stock redemption discount	2,780	—	—	—	—
	Straight line rent	(434)	450	460	988	(73)
	Fair value lease revenue	2,602	3,046	3,446	3,946	5,988
	Capitalized payments (2)	363	550	624	637	1,004
	Capital lease principal payments	129	130	132	277	251
	Scheduled principal payments on mortgage loans	42	600	900	900	600
	Non-recoverable capital expenditures	434	388	149	347	638
	Recoverable capital expenditures	438	164	363	265	779
	Hotel improvements, equipment upgrades and replacements	—	911	776	661	88
	2nd generation tenant improvements and leasing commissions (3), (4)	790	2,033	1,848	3,229	5,123
	MMO joint venture AFFO adjustments (5)	1,219	893	583	8,829	913
Adjusted funds from operations (AFFO)		$(5,509)	$(9,238)	$(9,612)	$(10,793)	$(10,044)
__________

(1)	For the definition and computation method of AFFO, see page 46. For a quantitative reconciliation of the differences between AFFO and cash flows from operating activities, see page 20.

(2)	Includes capitalized leasing and development payroll, and capitalized interest.

(3)
Excludes 1st generation tenant improvements and leasing commissions of $2.2 million, $1.2 million, $0.2 million, $0.8 million and $2.8 million for the three months ended September 30, June 30 and March 31, 2011 and December 31 and September 30, 2010, respectively.

(4)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.2 million, $0.1 million, $0.5 million, $0.2 million and $0.6 million for the three months ended September 30, June 30 and March 31, 2011 and December 31 and September 30, 2010, respectively.

(5)	Amount represents our 20% ownership interest in the MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Adjusted Funds from Operations Related to Properties in Default (1) (unaudited and in thousands)

		For the Three Months Ended
		September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010

FFO		$55,914	$99,494	$(12,076)	$58,890	$(2,198)
Add:	Amortization of deferred financing costs	—	9	9	9	28
	Writeoff of deferred financing costs	—	133	—	—	713
	Default interest accrued	4,408	6,863	8,250	10,533	9,902
	Impairment of long-lived assets	—	13,888	—	25,564	1,373

Deduct:	Gains on settlement of debt	62,531	123,929	—	97,978	9,030
	Straight line rent	(157)	(274)	470	1,031	(239)
	Fair value lease revenue	216	424	807	1,192	1,650
	Non-recoverable capital expenditures	—	—	—	31	—
	2nd generation tenant improvements and leasing commissions	—	—	—	73	7
Adjusted funds from operations related to Properties in Default		$(2,268)	$(3,692)	$(5,094)	$(5,309)	$(630)
__________

(1)
For purposes of this schedule, Properties in Default include the following: Stadium Towers Plaza, Park Place II, 2600 Michelson, Pacific Arts Plaza, 550 South Hope, 500 Orange Tower, City Tower, 207 Goode, 700 North Central and 801 North Brand. In July 2010, we disposed of Park Place II, in October 2010, we disposed of 207 Goode, in December 2010, we disposed of Pacific Arts Plaza, in May 2011, we disposed of 550 South Hope, in June 2011, we disposed of 2600 Michelson and in July 2011, we disposed of City Tower.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Reconciliation of Earnings before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds from Operations (2) (unaudited and in thousands)

		For the Three Months Ended
		September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Reconciliation of net income (loss) to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net income (loss)		$30,367	$138,673	$(39,987)	$(152,143)	$(15,549)
Add:	Interest expense (3)	54,904	61,165	62,628	66,509	68,355
	Interest expense – unconsolidated joint venture (4)	1,897	1,856	1,831	2,136	2,188
	Depreciation and amortization (5)	24,853	27,288	27,862	30,160	31,482
	Depreciation and amortization – unconsolidated joint venture (4)	1,743	1,730	1,701	1,888	1,823
Deduct:	Unallocated (allocated) losses from unconsolidated joint venture (4)	776	374	—	(7,233)	1,000
EBITDA		$112,988	$230,338	$54,035	$(44,217)	$87,299
EBITDA		$112,988	$230,338	$54,035	$(44,217)	$87,299
Add:	Loss from early extinguishment of debt	—	399	—	—	—
	Impairment of long-lived assets	9,330	13,888	—	214,579	1,373
	Impairment of long-lived assets – unconsolidated joint venture (4)	—	—	—	572	—
Deduct:	Gains on settlement of debt	62,531	127,849	—	97,978	9,030
	Gain on settlement of debt – unconsolidated joint venture (4)	—	—	—	8,838	—
	Gains on sale of real estate	10,215	63,629	—	—	14,689
Adjusted EBITDA		$49,572	$53,147	$54,035	$64,118	$64,953
Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):
Cash flows from operating activities		$3,965	$(621)	$(19,188)	$4,295	$6,348
Changes in other assets and liabilities		(7,812)	(5,121)	12,712	(10,586)	(9,764)
Non-recoverable capital expenditures		(434)	(388)	(149)	(347)	(638)
Recoverable capital expenditures		(438)	(164)	(363)	(265)	(779)
Hotel improvements, equipment upgrades and replacements		—	(911)	(776)	(661)	(88)
2nd generation tenant improvements and leasing commissions (6), (7)		(790)	(2,033)	(1,848)	(3,229)	(5,123)
AFFO		$(5,509)	$(9,238)	$(9,612)	$(10,793)	$(10,044)
__________

(1)	For the definition and discussion of EBITDA and Adjusted EBITDA, see page 47.

(2)	For the definition and discussion of AFFO, see page 46.

(3)
Includes interest expense of $0.9 million, $8.6 million, $13.1 million, $18.3 million and $19.9 million for the three months ended September 30, June 30 and March 31, 2011 and December 31 and September 30, 2010, respectively, related to discontinued operations.

(4)	Amount represents our 20% ownership interest in the MMO joint venture.

(5)
Includes depreciation and amortization of $0.2 million, $3.2 million, $3.0 million, $4.7 million and $5.5 million for the three months ended September 30, June 30 and March 31, 2011 and December 31 and September 30, 2010, respectively, related to discontinued operations.

(6)
Excludes 1st generation tenant improvements and leasing commissions of $2.2 million, $1.2 million, $0.2 million, $0.8 million and $2.8 million for the three months ended September 30, June 30 and March 31, 2011 and December 31 and September 30, 2010, respectively.

(7)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.2 million, $0.1 million, $0.5 million, $0.2 million and $0.6 million for the three months ended September 30, June 30 and March 31, 2011 and December 31 and September 30, 2010, respectively.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Capital Structure

Debt
(in thousands)

		Balance as of
		September 30, 2011

Mortgage loans		$3,034,714
Company share of MMO joint venture debt		139,817
Total combined debt		$3,174,531

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred stock	9,730	$243,259

	Shares & Units Outstanding	Market Value (1)

Common stock	50,997	$107,604
Noncontrolling common units of our Operating Partnership	6,447	13,603
Total common equity	57,444	$121,207
Total consolidated market capitalization		$3,399,180
Total combined market capitalization (2)		$3,538,997
__________

(1)	Value based on the NYSE closing price of $2.11 on September 30, 2011.

(2)	Includes our share of MMO joint venture debt.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Debt Summary (in thousands, except percentages)

	Maturity Date	Principal Amount as of September 30, 2011	% of Debt	Interest Rate as of September 30, 2011 (1)
Floating-Rate Debt
Variable-Rate Loans:
Brea Corporate Place (2)	May 1, 2012	$70,468	2.32%	2.19%
Brea Financial Commons (2)	May 1, 2012	38,532	1.27%	2.19%
Plaza Las Fuentes (3)	August 9, 2016	33,708	1.11%	4.50%
Total variable-rate loans		142,708	4.70%	2.74%

Variable-Rate Swapped to Fixed-Rate Loan:
KPMG Tower (4)	October 9, 2012	400,000	13.17%	7.16%
Total floating-rate debt		542,708	17.87%	6.00%

Fixed-Rate Debt
Wells Fargo Tower	April 6, 2017	550,000	18.12%	5.68%
Gas Company Tower	August 11, 2016	458,000	15.09%	5.10%
777 Tower	November 1, 2013	273,000	8.99%	5.84%
US Bank Tower	July 1, 2013	260,000	8.56%	4.66%
Glendale Center	August 11, 2016	125,000	4.12%	5.82%
The City – 3800 Chapman	May 6, 2017	44,370	1.46%	5.93%
Total fixed-rate debt		1,710,370	56.34%	5.41%
Total debt, excluding mortgages in default		2,253,078	74.21%	5.55%

Mortgages in Default
Two California Plaza (5)	May 6, 2017	470,000	15.48%	10.50%
500 Orange Tower (6)	May 6, 2017	110,000	3.62%	10.88%
Stadium Towers Plaza (6)	May 11, 2017	100,000	3.29%	10.78%
801 North Brand (6)	April 6, 2015	75,540	2.49%	10.73%
700 North Central (6)	April 6, 2015	27,460	0.91%	10.73%
Total mortgages in default		783,000	25.79%	10.62%

Total consolidated debt		3,036,078	100.00%	6.86%
Debt discount		(1,364)
Total consolidated debt, net		$3,034,714

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Debt Summary (continued)

__________

(1)	The September 30, 2011 one-month LIBOR rate of 0.24% was used to calculate interest on the variable-rate loans.

(2)
This loan bears interest at a rate of LIBOR plus 1.95%. As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 6.50% during the loan term.

(3)	This loan bears interest at a rate of the greater of 4.50%, or LIBOR plus 3.50%.

(4)	This loan bears interest at a rate of LIBOR plus 1.60%. We have entered into an interest rate swap agreement to hedge this loan, which effectively fixes the LIBOR rate at 5.564%.

(5)
Our special purpose property-owning subsidiary that owns Two California Plaza is in default for failing to make debt service payments due under this loan. The interest rate shown for this loan is the default rate as defined in the loan agreement. The special servicer has the contractual right to accelerate the maturity of the debt but has not done so. If we are successful in modifying the mortgage loan, the settlement date and treatment of principal will be as set forth in the modified loan agreement.

(6)
Our special purpose property-owning subsidiary that owns this property is in default for failing to make debt service payments due under this loan. The interest rate shown for this loan is the default rate as defined in the loan agreement. The special servicer has the contractual right to accelerate the maturity of the debt but has not done so. The actual settlement date of the loan will depend upon when the property is disposed of either by the Company or the special servicer, as applicable. Management does not intend to settle this amount with unrestricted cash. We expect that this amount will be settled in a non-cash manner at the time of disposition.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

MMO Joint Venture Debt Summary (in thousands, except percentages)

	Maturity Date	Principal Amount as of September 30, 2011	% of Debt	Interest Rate as of September 30, 2011
Variable-Rate Debt:
One California Plaza (1)	July 1, 2016	$2,578	0.37%	4.00%

Fixed-Rate Debt:
Wells Fargo Center (Denver, CO)	April 6, 2015	276,000	39.57%	5.26%
One California Plaza	July 1, 2016	139,649	20.02%	4.78%
San Diego Tech Center	April 11, 2015	133,000	19.07%	5.70%
Cerritos Corporate Center	February 1, 2016	94,296	13.52%	5.54%
Stadium Gateway	February 1, 2016	52,000	7.45%	5.66%
Total fixed-rate debt		694,945	99.63%	5.31%
Total joint venture debt		697,523	100.00%	5.31%
Debt premium		1,563
Total joint venture debt, net		$699,086

Our portion of joint venture debt (2)		$139,817
__________

(1)	This loan bears interest at a rate of the greater of 4.00%, or LIBOR plus 3.00%. As of September 30, 2011, there are undrawn funds totaling $17.4 million available under this loan.

(2)	We own 20% of the MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Debt Maturities (in thousands, except percentages)

	2011	2012	2013	2014	2015	Thereafter	Total
Floating-Rate Debt
Variable-Rate Loans:
Brea Corporate Place	$—	$70,468	$—	$—	$—	$—	$70,468
Brea Financial Commons	—	38,532	—	—	—	—	38,532
Plaza Las Fuentes	134	543	573	600	627	31,231	33,708
Total variable-rate loans	134	109,543	573	600	627	31,231	142,708

Variable-Rate Swapped to Fixed-Rate Loan:
KPMG Tower	—	400,000	—	—	—	—	400,000
Total floating-rate debt	134	509,543	573	600	627	31,231	542,708

Fixed-Rate Debt
Wells Fargo Tower	—	—	—	—	—	550,000	550,000
Gas Company Tower	—	—	—	—	—	458,000	458,000
777 Tower	—	—	273,000	—	—	—	273,000
US Bank Tower	—	—	260,000	—	—	—	260,000
Glendale Center	—	—	—	—	—	125,000	125,000
The City – 3800 Chapman	—	—	—	—	—	44,370	44,370
Total fixed-rate debt	—	—	533,000	—	—	1,177,370	1,710,370
Total debt, excluding mortgages in default	134	509,543	533,573	600	627	1,208,601	2,253,078
Debt discount	—	—	(1,364)	—	—	—	(1,364)
Total debt, excluding mortgages in default, net	134	509,543	532,209	600	627	1,208,601	2,251,714

Mortgages in Default
Two California Plaza (1)	—	—	—	—	—	470,000	470,000
500 Orange Tower (2)	—	—	—	—	—	110,000	110,000
Stadium Towers Plaza (2)	—	—	—	—	—	100,000	100,000
801 North Brand (2)	—	—	—	—	75,540	—	75,540
700 North Central (2)	—	—	—	—	27,460	—	27,460
Total mortgages in default	—	—	—	—	103,000	680,000	783,000
Total consolidated debt, net	$134	$509,543	$532,209	$600	$103,627	$1,888,601	$3,034,714
Weighted average interest rate, excluding mortgages in default	4.50%	6.10%	5.27%	4.50%	4.50%	5.45%	5.55%
Weighted average interest rate, mortgages in default	—%	—%	—%	—%	10.73%	10.60%	10.62%
Weighted average interest rate, consolidated	4.50%	6.10%	5.27%	4.50%	10.69%	7.31%	6.86%
__________

(1)
Amount shown in the table above for Two California Plaza reflects the contractual maturity date per the loan agreement. The special servicer has the contractual right to accelerate the maturity date of the debt but has not done so. If we are successful in modifying the mortgage loan, the settlement date and treatment of principal will be as set forth in the modified loan agreement.

(2)
Amounts shown in the table above for mortgages in default reflect contractual maturity dates per the loan agreements. The special servicers have the contractual right to accelerate the maturity dates of the debt but have not done so. The actual settlement date of the loan will depend upon when the property is disposed of either by the Company or the special servicer, as applicable. Management does not intend to settle this amount with unrestricted cash. We expect that this amount will be settled in a non-cash manner at the time of disposition.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

MMO Joint Venture Debt Maturities (in thousands, except percentages)

	2011	2012	2013	2014	2015	Thereafter	Total

Wells Fargo Center (Denver, CO)	$—	$—	$—	$—	$276,000	$—	$276,000
One California Plaza	533	2,194	2,301	2,413	2,531	132,255	142,227
San Diego Tech Center	—	—	—	—	133,000	—	133,000
Cerritos Corporate Center	306	1,239	1,326	1,402	1,483	88,540	94,296
Stadium Gateway	—	—	—	—	—	52,000	52,000
	839	3,433	3,627	3,815	413,014	272,795	697,523
Debt premium	—	—	—	—	1,563	—	1,563
Total joint venture debt, net	$839	$3,433	$3,627	$3,815	$414,577	$272,795	$699,086
Weighted average interest rate	5.06%	5.05%	5.06%	5.06%	5.40%	5.19%	5.31%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Portfolio Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Same Store Analysis (unaudited and in thousands, except percentages)

	For the Three Months Ended September 30, (1)			For the Nine Months Ended September 30, (1)
	2011	2010	% Change	2011	2010	% Change
Total Same Store Portfolio
Number of properties	11	11		11	11
Square feet as of September 30	8,916,638	8,910,573		8,916,638	8,910,573
Percentage of wholly-owned Office Portfolio	100.0%	100.0%		100.0%	100.0%
Weighted average leased percentage (2)	84.6%	83.5%		83.9%	84.1%

GAAP
Breakdown of Net Operating Income:
Operating revenue	$75,785	$79,697	(4.9)%	$227,876	$238,037	(4.3)%
Operating expenses	28,039	27,935	0.4%	82,420	81,673	0.9%
Other expense	1,274	1,264	0.8%	3,804	3,791	0.3%
Net operating income	$46,472	$50,498	(8.0)%	$141,652	$152,573	(7.2)%

CASH BASIS
Breakdown of Net Operating Income:
Operating revenue	$73,675	$75,187	(2.0)%	$219,774	$227,666	(3.5)%
Operating expenses	28,039	27,935	0.4%	82,420	81,673	0.9%
Other expense	753	743	1.3%	2,242	2,229	0.6%
Net operating income	$44,883	$46,509	(3.5)%	$135,112	$143,764	(6.0)%
__________

(1)	Properties included in the Same Store analysis are the properties in our Office Portfolio, with the exception of the Properties in Default and our joint venture properties.

(2)	Represents weighted average leased amounts for the Same Store Portfolio.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Portfolio Overview

Property by Submarket					Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	Ownership %	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Los Angeles County
Los Angeles Central Business District:
Gas Company Tower	1	18	1991	100%	1,348,839	1,348,839	10.87%	94.5%	$34,928,472	$34,928,472	$27.41
US Bank Tower	1	51	1989	100%	1,431,808	1,431,808	11.54%	55.0%	18,355,187	18,355,187	23.29
Wells Fargo Tower	2	57	1982	100%	1,402,157	1,402,157	11.30%	92.5%	28,456,052	28,456,052	21.95
Two California Plaza	1	54	1992	100%	1,327,835	1,327,835	10.70%	79.9%	21,785,045	21,785,045	20.52
KPMG Tower	1	22	1983	100%	1,147,421	1,147,421	9.25%	96.0%	27,534,295	27,534,295	24.99
777 Tower	1	35	1991	100%	1,015,113	1,015,113	8.18%	83.3%	18,826,757	18,826,757	22.28
One California Plaza	1	26	1985	20%	1,033,621	206,724	8.33%	76.1%	16,754,683	3,350,937	21.31
Total LACBD Submarket	8	263			8,706,794	7,879,897	70.17%	82.2%	166,640,491	153,236,745	23.29

Tri-Cities Submarket:
Glendale Center	2	4	1973/1996	100%	396,000	396,000	3.19%	100.0%	7,401,506	7,401,506	18.69
Plaza Las Fuentes	3	6	1989	100%	193,254	193,254	1.56%	100.0%	5,624,017	5,624,017	29.10
Total Tri-Cities Submarket	5	10			589,254	589,254	4.75%	100.0%	13,025,523	13,025,523	22.11

Cerritos Office Submarket:
Cerritos – Phase I	1	1	1999	20%	221,968	44,394	1.79%	100.0%	6,317,209	1,263,441	28.46
Cerritos – Phase II	1	—	2001	20%	104,567	20,913	0.85%	100.0%	1,587,328	317,466	15.18
Total Cerritos Submarket	2	1			326,535	65,307	2.64%	100.0%	7,904,537	1,580,907	24.21

Total Los Angeles County	15	274			9,622,583	8,534,458	77.56%	83.9%	$187,570,551	$167,843,175	$23.24

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Portfolio Overview (continued)

Property by Submarket					Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	Ownership %	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Orange County
Central Orange Submarket:
3800 Chapman	1	2	1984	100%	158,767	158,767	1.28%	75.9%	$2,738,182	$2,738,182	$22.74
Stadium Gateway	1	7	2001	20%	272,826	54,565	2.20%	72.2%	4,379,539	875,908	22.25
Total Central Orange Submarket	2	9			431,593	213,332	3.48%	73.5%	7,117,721	3,614,090	22.43

Other:
Brea Corporate Place	2	22	1987	100%	329,904	329,904	2.66%	73.9%	3,269,561	3,269,561	13.41
Brea Financial Commons	3	2	1987	100%	165,540	165,540	1.33%	90.7%	3,035,782	3,035,782	20.23
Total Other	5	24			495,444	495,444	3.99%	79.5%	6,305,343	6,305,343	16.00

Total Orange County	7	33			927,037	708,776	7.47%	76.7%	$13,423,064	$9,919,433	$18.87

San Diego County
Sorrento Mesa Submarket:
San Diego Tech Center	11	25	1984/1986	20%	645,591	129,118	5.20%	82.2%	$10,675,360	$2,135,072	$20.11
Total San Diego County	11	25			645,591	129,118	5.20%	82.2%	$10,675,360	$2,135,072	$20.11

Other
Denver, CO – Downtown Submarket:
Wells Fargo Center – Denver	1	39	1983	20%	1,212,205	242,441	9.77%	91.2%	$22,581,199	$4,516,240	$20.42
Total Other	1	39			1,212,205	242,441	9.77%	91.2%	$22,581,199	$4,516,240	$20.42

Total Office Properties	34	371			12,407,416	9,614,793	100.00%	84.0%	$234,250,174	$184,413,920	$22.49
Effective Office Properties					9,614,793			83.8%			$22.88

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Portfolio Overview (continued)

Property by Submarket					Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	Ownership %	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Properties in Default
Stadium Towers Plaza	1	21	1988	100%	258,586	258,586		45.7%	$2,365,150	$2,365,150	$20.01
500 Orange Tower	3	27	1987	100%	335,898	335,898		65.5%	4,019,105	4,019,105	18.26
801 North Brand	1	29	1987	100%	282,788	282,788		78.8%	4,480,140	4,480,140	20.12
700 North Central	1	12	1979	100%	134,168	134,168		61.7%	1,250,475	1,250,475	15.11
Total Properties in Default	6	89			1,011,440	1,011,440		63.7%	$12,114,870	$12,114,870	$18.82

Total Office and Properties in Default					13,418,856	10,626,233		82.4%
Effective Office and Properties in Default					10,626,233			81.9%

Parking Properties					SQFT	Effective SQFT	Vehicle Capacity	Effective Vehicle Capacity	Annualized Parking Revenue (4)	Effective Annualized Parking Revenue (5)	Effective Annualized Parking Revenue per Vehicle Capacity (6)
On-Site Parking					5,192,767	3,700,409	15,365	10,917	$32,774,655	$28,069,186	$2,571
Off-Site Garages					1,285,165	1,285,165	4,124	4,124	9,577,691	9,577,691	2,322
Properties in Default					1,060,775	1,060,775	3,422	3,422	1,311,249	1,311,249	383
Total Parking Properties					7,538,707	6,046,349	22,911	18,463	$43,663,595	$38,958,126	2,110

Total Office, Properties in Default and Parking Properties					20,957,563	16,672,582
__________

(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of September 30, 2011. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.

(4)	Annualized parking revenue represents the annualized quarterly parking revenue as of September 30, 2011.

(5)
Effective annualized parking revenue represents the annualized quarterly parking revenue as of September 30, 2011 adjusted to include 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

(6)	Effective annualized parking revenue per vehicle capacity represents the effective annualized parking revenue divided by the effective vehicle capacity.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Portfolio Geographic Distribution (Excluding Properties in Default) (1)

__________
(1) The Portfolio Geographic Distribution is based on effective net rentable square feet for our Office Properties and includes our pro-rata share of the MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Portfolio Overview — Leased Percentages and Weighted Average Remaining Lease Term

	Ownership ( % )	Weighted Average Remaining Lease Term (in years)
			% Leased
			Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010
Office Properties
Gas Company Tower	100%	7.9	94.5%	94.7%	94.6%	94.6%	92.6%
US Bank Tower	100%	5.0	55.0%	54.7%	58.5%	57.9%	57.5%
Wells Fargo Tower	100%	4.3	92.5%	92.3%	92.6%	94.3%	94.4%
Two California Plaza	100%	3.5	79.9%	80.6%	81.1%	81.9%	82.0%
KPMG Tower	100%	7.3	96.0%	95.5%	95.5%	94.3%	93.9%
777 Tower	100%	5.1	83.3%	83.7%	79.4%	79.6%	77.4%
One California Plaza	20%	7.4	76.1%	76.2%	77.2%	76.6%	76.5%
Glendale Center	100%	2.8	100.0%	100.0%	93.8%	93.8%	100.0%
Plaza Las Fuentes	100%	7.5	100.0%	100.0%	93.9%	100.0%	100.0%
Cerritos – Phase I	20%	3.0	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos – Phase II	20%	4.7	100.0%	100.0%	100.0%	100.0%	100.0%
3800 Chapman	100%	3.6	75.9%	75.9%	75.9%	75.9%	75.9%
Stadium Gateway	20%	3.6	72.2%	72.2%	72.2%	72.2%	72.2%
Brea Corporate Place	100%	4.2	73.9%	73.9%	73.9%	73.9%	73.3%
Brea Financial Commons	100%	2.6	90.7%	90.7%	90.7%	90.7%	90.7%
San Diego Tech Center	20%	3.1	82.2%	81.3%	81.3%	82.3%	78.5%
Wells Fargo Center – Denver	20%	6.0	91.2%	90.5%	93.0%	92.5%	92.0%
Total Office Properties		5.4	84.0%	83.9%	84.1%	84.2%	83.7%
Effective Office Properties (1)		5.4	83.8%	83.8%	83.7%	84.0%	83.6%

Properties in Default
Stadium Towers Plaza	100%	2.0	45.7%	44.4%	44.4%	46.2%	46.2%
500 Orange Tower	100%	3.7	65.5%	65.5%	66.7%	69.0%	69.1%
801 North Brand	100%	2.1	78.8%	81.2%	83.2%	82.3%	82.3%
700 North Central	100%	2.2	61.7%	61.7%	66.7%	66.7%	73.4%
Total Properties in Default		2.6	63.7%	64.0%	65.6%	66.6%	67.5%
Total Office Properties and Properties in Default		5.2	82.4%	82.4%	82.7%	82.9%	82.5%
Total Effective Office Properties and Properties in Default (1)		5.1	81.9%	82.0%	82.0%	82.4%	82.0%
__________

(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Major Tenants — Office Properties (Excluding Properties in Default)

	Tenant	Number of Locations	Annualized Rent (1)	% of Annualized Rent	Leased Square Feet	% of Leased Square Feet of Effective Portfolio	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / National Recognition (2)
	Rated
1	Southern California Gas Company	1	$18,417,787	10.0%	527,916	6.5%	133	A
2	Wells Fargo Bank (3)	2	7,558,330	4.1%	385,759	4.8%	41	AA-
3	AT&T (3)	3	4,715,657	2.6%	202,573	2.5%	25	A-
4	Bank of America (3)	4	4,212,984	2.3%	182,633	2.3%	23	A+
5	US Bank, National Association	1	4,062,575	2.2%	154,304	1.9%	45	AA-
6	Home Depot	1	2,422,924	1.3%	99,706	1.2%	20	BBB+
7	FNMA (Fannie Mae)	1	2,364,304	1.3%	61,655	0.8%	77	AA+
8	American Home Assurance	1	2,265,234	1.2%	112,042	1.4%	23	A
9	Disney Enterprises	1	2,041,844	1.1%	163,444	2.0%	57	A
10	Raytheon	1	1,561,471	0.8%	78,056	1.0%	25	A-
	Total Rated / Weighted Average (3), (4)		49,623,110	26.9%	1,968,088	24.4%	63
	Total Investment Grade Tenants (3)		$63,252,515	34.3%	2,607,943	32.4%

	Nationally Recognized
11	Latham & Watkins LLP	2	9,676,051	5.2%	397,991	4.9%	134	4th Largest US Law Firm
12	Gibson, Dunn & Crutcher LLP	1	6,464,056	3.5%	268,268	3.3%	74	15th Largest US Law Firm
13	Deloitte & Touche LLP	1	5,085,290	2.8%	290,588	3.6%	42	Largest US Accounting Firm
14	KPMG LLP	1	4,453,796	2.4%	175,971	2.2%	33	4th Largest US Accounting Firm
15	Marsh USA, Inc.	1	4,319,801	2.3%	210,722	2.6%	79	World’s Largest Insurance Broker
16	Morrison & Foerster LLP	1	3,885,728	2.1%	138,776	1.7%	24	20th Largest US Law Firm
17	Sidley Austin LLP	1	3,859,712	2.1%	192,457	2.4%	147	8th Largest US Law Firm
18	Munger, Tolles & Olson LLP	1	3,789,495	2.1%	165,019	2.0%	125	140th Largest US Law Firm
19	PricewaterhouseCoopers LLP	1	2,990,625	1.6%	160,784	2.0%	20	3rd Largest US Accounting Firm
20	Bingham McCutchen LLP	1	2,826,035	1.5%	104,712	1.3%	16	24th Largest US Law Firm
	Total Nationally Recognized / Weighted Average (3), (4)		47,350,589	25.6%	2,105,288	26.0%	78
	Total Nationally Recognized Tenants (3)		86,497,919	46.9%	3,871,196	48.0%
	Total / Weighted Average (3), (4)		$96,973,699	52.5%	4,073,376	50.4%	71
	Total Investment Grade or Nationally Recognized Tenants (3)		$149,750,434	81.2%	6,479,139	80.4%
__________

(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of September 30, 2011, multiplied by 12. For those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	S&P credit ratings are as of September 30, 2011. Rankings of law firms are based on total gross revenue in 2010 as reported by American Lawyer Media’s LAW.com.

(3)	Includes 20% of annualized rent and leased square footage for our MMO joint venture properties.

(4)	The weighted average calculation is based on the effective net rentable square feet leased by each tenant, which reflects our pro-rata share of our MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Portfolio Tenant Classification Description (Excluding Properties in Default) (1), (2)

Accommodation and Food Services 1%
Public Administration 1%
Real Estate and Rental and Leasing 3%
Manufacturing 3%
All Other Services 6%
Finance and Insurance 23%
Utilities 7%
Legal Services 33%
Information 8%
Professional, Scientific and Technical Services (except Legal Services) 15%

__________

(1)	Percentages are based upon effective leased square feet.

(2)	Classifications are based on the “North American Industrial Classification System” (NAICS).

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Lease Expirations — Wholly Owned Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,813,244	18.3%
2011	329,914	3.3%	$9,707,398	5.3%	$29.42	$29.43
2012	776,978	7.8%	16,641,952	9.0%	21.42	21.86
2013	1,716,474	17.3%	38,490,214	20.9%	22.42	23.35
2014	624,126	6.3%	13,603,376	7.4%	21.80	22.96
2015	839,419	8.5%	17,950,348	9.8%	21.38	22.95
2016	489,564	4.9%	8,504,564	4.6%	17.37	19.76
2017	994,981	10.0%	21,931,298	11.9%	22.04	23.46
2018	441,678	4.4%	10,436,517	5.7%	23.63	28.87
2019	237,552	2.4%	5,464,179	3.0%	23.00	28.93
2020	287,880	2.9%	5,923,780	3.2%	20.58	25.66
Thereafter	1,376,268	13.9%	35,416,100	19.2%	25.73	31.25
	9,928,078	100.0%	$184,069,726	100.0%	$22.68	$25.07

Leases Expiring in the Next 4 Quarters:

4th Quarter 2011	329,914	3.3%	$9,707,398	5.3%	$29.42	$29.43
1st Quarter 2012 (3)	261,783	2.6%	5,099,930	2.8%	19.48	19.64
2nd Quarter 2012	139,393	1.4%	3,388,392	1.8%	24.31	24.45
3rd Quarter 2012	117,555	1.2%	2,632,898	1.4%	22.40	22.51
	848,645	8.5%	$20,828,618	11.3%	$24.54	$24.64
__________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Lease Expirations — Wholly Owned Portfolio Los Angeles County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,417,266	16.3%
2011	323,843	3.7%	$9,598,174	5.7%	$29.64	$29.65
2012	685,938	7.9%	14,938,215	8.8%	21.78	22.26
2013	1,394,474	16.1%	31,662,961	18.8%	22.71	23.54
2014	505,116	5.8%	11,340,507	6.7%	22.45	23.38
2015	804,356	9.3%	17,473,172	10.4%	21.72	23.30
2016	367,154	4.2%	6,795,257	4.0%	18.51	22.00
2017	923,451	10.6%	20,903,823	12.4%	22.64	23.97
2018	395,892	4.6%	9,773,605	5.8%	24.69	29.53
2019	222,652	2.6%	5,174,523	3.1%	23.24	29.57
2020	283,700	3.3%	5,880,868	3.5%	20.73	25.78
Thereafter	1,355,541	15.6%	35,100,841	20.8%	25.89	31.50
	8,679,383	100.0%	$168,641,946	100.0%	$23.22	$25.71

Leases Expiring in the Next 4 Quarters:

4th Quarter 2011	323,843	3.7%	$9,598,174	5.7%	$29.64	$29.65
1st Quarter 2012 (3)	231,387	2.6%	4,507,306	2.7%	19.48	19.66
2nd Quarter 2012	110,368	1.3%	2,813,275	1.7%	25.49	25.67
3rd Quarter 2012	109,940	1.3%	2,454,622	1.4%	22.33	22.43
	775,538	8.9%	$19,373,377	11.5%	$24.98	$25.08
__________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Lease Expirations — Wholly Owned Portfolio Orange County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	395,978	31.7%
2011	6,071	0.5%	$109,224	0.7%	$17.99	$17.99
2012	91,040	7.3%	1,703,737	11.0%	18.71	18.81
2013	322,000	25.8%	6,827,254	44.2%	21.20	22.56
2014	119,010	9.5%	2,262,869	14.7%	19.01	21.15
2015	35,063	2.8%	477,176	3.1%	13.61	15.06
2016	122,410	9.8%	1,709,307	11.1%	13.96	13.03
2017	71,530	5.7%	1,027,476	6.7%	14.36	16.95
2018	45,786	3.7%	662,911	4.3%	14.48	23.19
2019	14,900	1.2%	289,656	1.9%	19.44	19.44
2020	4,180	0.3%	42,912	0.3%	10.27	17.40
Thereafter	20,727	1.7%	315,258	2.0%	15.21	15.00
	1,248,695	100.0%	$15,427,780	100.0%	$18.09	$19.60

Leases Expiring in the Next 4 Quarters:

4th Quarter 2011	6,071	0.5%	$109,224	0.7%	$17.99	$17.99
1st Quarter 2012 (3)	30,396	2.4%	592,623	3.8%	19.50	19.50
2nd Quarter 2012	29,025	2.3%	575,116	3.7%	19.81	19.81
3rd Quarter 2012	7,615	0.7%	178,277	1.2%	23.41	23.77
	73,107	5.9%	$1,455,240	9.4%	$19.91	$19.94
___________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Lease Expirations — Properties in Default (1)

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (2)	Rent per Square Foot at Expiration (3)

Available	367,648	36.3%
2011	15,708	1.5%	$295,099	2.4%	$18.79	$18.79
2012	182,734	18.1%	3,392,806	28.0%	18.57	18.69
2013	172,156	17.0%	3,783,741	31.2%	21.98	23.15
2014	80,993	8.0%	1,359,375	11.2%	16.78	18.60
2015	49,187	4.9%	765,792	6.3%	15.57	17.75
2016	17,107	1.7%	199,354	1.7%	11.65	16.86
2017	85,878	8.5%	1,471,209	12.1%	17.13	18.49
2018	20,949	2.1%	514,926	4.3%	24.58	32.98
2019	14,900	1.5%	289,656	2.4%	19.44	19.44
2020	4,180	0.4%	42,912	0.4%	10.27	17.40
Thereafter	—	—%	—	—%	—	—
	1,011,440	100.0%	$12,114,870	100.0%	$18.82	$20.25

Leases Expiring in the Next 4 Quarters:

4th Quarter 2011	15,708	1.6%	$295,099	2.4%	$18.79	$18.79
1st Quarter 2012 (4)	100,927	10.0%	1,912,412	15.8%	18.95	18.96
2nd Quarter 2012	29,025	2.9%	575,117	4.8%	19.81	19.81
3rd Quarter 2012	6,831	0.6%	187,676	1.5%	27.47	27.49
	152,491	15.1%	$2,970,304	24.5%	$19.48	$19.49
__________

(1)
All Properties in Default are located in Orange County, except 801 North Brand and 700 North Central, which are located in Los Angeles County. Currently, there are 111,479 square feet available for lease at 801 North Brand and 700 North Central, with 9,637 square feet, 101,674 square feet, 85,143 square feet, 38,500 square feet, 20,128 square feet and 50,395 square feet scheduled to expire in 2011, 2012, 2013, 2014, 2015 and thereafter, respectively.

(2)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(3)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(4)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Lease Expirations — MMO Joint Venture Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	544,234	15.6%
2011	29,641	0.8%	$664,664	1.1%	$22.42	$24.70
2012	245,124	7.0%	5,123,704	8.2%	20.90	20.94
2013	228,432	6.6%	5,381,517	8.6%	23.56	25.23
2014	807,686	23.1%	17,718,282	28.5%	21.94	23.91
2015	195,771	5.6%	3,826,105	6.1%	19.54	22.31
2016	265,150	7.6%	4,067,438	6.5%	15.34	18.12
2017	34,442	1.0%	636,758	1.0%	18.49	24.40
2018	97,820	2.8%	2,090,190	3.4%	21.37	28.44
2019	24,125	0.7%	530,750	0.9%	22.00	28.47
2020	640,774	18.4%	14,457,063	23.2%	22.56	29.75
Thereafter	377,579	10.8%	7,798,847	12.5%	20.65	28.92
	3,490,778	100.0%	$62,295,318	100.0%	$21.14	$25.28

Leases Expiring in the Next 4 Quarters:

4th Quarter 2011	29,641	0.8%	$664,664	1.1%	$22.42	$24.70
1st Quarter 2012 (3)	165,101	4.7%	2,996,523	4.8%	18.15	18.16
2nd Quarter 2012	37,329	1.1%	955,273	1.5%	25.59	25.70
3rd Quarter 2012	40,283	1.2%	1,110,379	1.8%	27.56	27.64
	272,354	7.8%	$5,726,839	9.2%	$21.03	$21.31
__________

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Leasing Activity — Total Portfolio

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended September 30, 2011	% Leased	For the Three Months Ended September 30, 2011	% Leased

Leased Square Feet as of June 30, 2011	11,372,193	82.2%	9,027,039	81.8%
Disposition – City Tower	(319,607)		(319,607)
Revised Leased Square Feet	11,052,586	82.4%	8,707,432	82.0%
Expirations	(226,183)	(1.7)%	(179,283)	(1.7)%
New Leases	129,533	1.0%	110,674	1.0%
Renewals	105,442	0.7%	65,320	0.6%
Leased Square Feet as of September 30, 2011	11,061,378	82.4%	8,704,143	81.9%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$23.09
New / Renewed Rate per Square Foot				$21.75
Percentage Change				(5.8)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$23.01
New / Renewed Rate per Square Foot				$23.93
Percentage Change				4.0%

Weighted Average Lease Term – New (in months)				71
Weighted Average Lease Term – Renewal (in months)				50
__________

(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.

(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.

(3)	Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after September 30, 2012.

(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Leasing Activity — Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended September 30, 2011	% Leased	For the Three Months Ended September 30, 2011	% Leased

Leased Square Feet as of June 30, 2011, Los Angeles Central Business District	7,156,142	82.2%	6,527,285	82.9%
Expirations	(174,532)	(2.0)%	(136,839)	(1.7)%
New Leases	97,500	1.1%	95,824	1.2%
Renewals	74,627	0.9%	38,386	0.4%
Leased Square Feet as of September 30, 2011, Los Angeles Central Business District	7,153,737	82.2%	6,524,656	82.8%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$23.09
New / Renewed Rate per Square Foot				$21.73
Percentage Change				(5.9)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$23.00
New / Renewed Rate per Square Foot				$23.96
Percentage Change				4.2%

Weighted Average Lease Term – New (in months)				76
Weighted Average Lease Term – Renewal (in months)				41
__________

(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.

(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.

(3)	Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after September 30, 2012.

(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Tenant Improvements and Leasing Commissions (Excluding Properties in Default) (1), (2), (3)

	For the Three Months Ended			For the Year Ended December 31,
	September 30, 2011	June 30, 2011	March 30, 2011	2010	2009	2008
Renewals (4)
Number of leases	11	16	12	46	79	130
Square feet	39,064	238,090	52,109	913,468	554,506	664,524
Tenant improvement costs per square foot (5)	$3.58	$11.68	$2.77	$20.95	$9.09	$13.95
Leasing commission costs per square foot	$4.42	$6.07	$4.37	$11.06	$6.11	$5.53
Total tenant improvements and leasing commissions
Costs per square foot	$8.00	$17.75	$7.14	$32.01	$15.20	$19.48
Costs per square foot per year	$2.38	$2.69	$2.15	$3.42	$2.60	$4.36

New/Modified Leases (6)
Number of leases	14	13	8	64	83	163
Square feet	100,120	135,845	25,608	607,565	617,522	1,115,055
Tenant improvement costs per square foot (5)	$23.41	$25.79	$19.21	$10.09	$19.36	$41.97
Leasing commission costs per square foot	$5.56	$7.46	$11.16	$6.36	$6.19	$10.11
Total tenant improvements and leasing commissions
Costs per square foot	$28.97	$33.25	$30.37	$16.45	$25.55	$52.08
Costs per square foot per year	$4.68	$4.99	$4.95	$3.07	$3.73	$5.98

Total
Number of leases	25	29	20	110	162	293
Square feet	139,184	373,935	77,717	1,521,033	1,172,028	1,779,579
Tenant improvement costs per square foot (5)	$17.85	$16.81	$8.19	$16.61	$14.50	$31.51
Leasing commission costs per square foot	$5.24	$6.58	$6.61	$9.18	$6.15	$8.40
Total tenant improvements and leasing commissions
Costs per square foot	$23.09	$23.39	$14.80	$25.79	$20.65	$39.91
Costs per square foot per year	$4.28	$3.53	$3.48	$3.32	$3.24	$5.60
__________

(1)
Excludes activity related to Properties in Default (from the date of default) for the three months ended September 30, June 30 and March 31, 2011, the year ended December 31, 2010 and the three months ended September 30 and December 31, 2009.

(2)	Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and leases for raw space.

(3)	Tenant improvement and leasing commission information reflects 100% of the consolidated portfolio and 20% of the MMO joint venture properties.

(4)	Does not include retained tenants that have relocated to new space or expanded into new space.

(5)	Tenant improvements include improvements and lease concessions.

(6)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Historical Capital Expenditures — Office Properties (1)

	For the Three Months Ended			For the Year Ended December 31,
	September 30, 2011	June 30, 2011	March 31, 2011	2010	2009	2008
Consolidated
Non-recoverable capital expenditures (2)	$433,618	$388,142	$148,628	$1,261,014	$2,952,146	$10,571,743
Total square feet	9,928,078	10,339,280	11,345,771	11,345,392	12,956,305	15,498,637
Non-recoverable capital expenditures per square foot	$0.04	$0.04	$0.01	$0.11	$0.23	$0.68

Unconsolidated
Non-recoverable capital expenditures (3)	$21,329	$123,382	$118,070	$293,578	$295,925	$220,946
Total square feet (4)	632,848	632,544	630,671	630,699	710,922	635,670
Non-recoverable capital expenditures per square foot	$0.03	$0.20	$0.19	$0.47	$0.42	$0.35

Consolidated
Recoverable capital expenditures (5)	$437,582	$163,977	$362,555	$2,187,617	$1,388,207	$1,197,266
Total square feet	9,928,078	10,339,280	11,345,771	11,345,392	12,956,305	15,498,637
Recoverable capital expenditures per square foot	$0.04	$0.02	$0.03	$0.19	$0.11	$0.08

Unconsolidated
Recoverable capital expenditures (3), (5)	$200	$286	$—	$12,282	$18,610	$30,524
Total square feet (4)	632,848	632,544	630,671	630,699	710,922	635,670
Recoverable capital expenditures per square foot	$—	$—	$—	$0.02	$0.03	$0.05
_________

(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred during the period of disposition will be footnoted separately.

(2)
For 2008, excludes $6.4 million of non-recoverable capital expenditures as a result of discretionary renovation costs of $6.1 million at KPMG Tower and $0.3 million of planned renovation costs at Lantana Media Campus.

(3)	Amount represents our 20% ownership interest in our MMO joint venture.

(4)	The square footage of Cerritos Corporate Center Phases I and II is deducted from the total square feet amount as the tenants pay for all capital expenditures.

(5)
Recoverable capital improvements, such as equipment upgrades, are generally financed through capital leases. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are made.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

Fund from Operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income or loss (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements).  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income or loss as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

FFO before specified items:

Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt, default interest, the impairment of long-lived assets, gains on settlement of debt and preferred stock redemptions create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions or dispositions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Management Statements on Non-GAAP Supplemental Measures (continued)

FFO before specified items: (continued)

As of September 30, 2011, the mortgage loans on the following properties were in default: Stadium Towers Plaza and 500 Orange Tower in Central Orange County, Two California Plaza in Downtown Los Angeles, and 700 North Central and 801 North Brand in Glendale. We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements. We have excluded default interest accrued on mortgages in default as well as the writeoff of deferred financing costs related to the mortgage loans on these properties from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale or modify the loan (in the case of Two California Plaza). Management views these charges as costs to complete the disposition of the related properties or the modification of the loan.

Impairment of long-lived assets represents charges taken to write down depreciable real estate assets to estimated fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable. In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition. Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included. Management excludes gains from property dispositions, impairment losses and gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition. These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Preferred stock redemption discount represents the excess of the carrying amount of our Series A preferred stock over the fair value of the consideration transferred to the holders of our Series A preferred stock at the time of exchange, which is added to net income (loss) available to common stockholders in the calculation of earnings per share. We have excluded preferred stock redemptions from the calculation of FFO before specified items since these transactions are non-cash in nature and at the discretion of management. These types of gains create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing operations.

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing and development payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt, (v) 2nd generation tenant improvements and leasing commissions, and (vi) preferred stock redemption discounts. Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Management Statements on Non-GAAP Supplemental Measures (continued)

EBITDA:

Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDA should not be considered as an alternative to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other Equity REITs’ EBITDA.

Adjusted EBITDA:

Management also uses Adjusted EBITDA as a supplemental performance measure because losses from early extinguishment of debt, the impairment of long-lived assets and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions or dispositions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Impairment of long-lived assets represents charges taken to write down depreciable real estate assets to estimated fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable. In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition. Management excludes gains from property dispositions, impairment losses and gains on settlement of debt from the calculation of Adjusted EBITDA because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition. These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the earnings generated by our ongoing business operations.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Third Quarter 2011

Management Statements on Non-GAAP Supplemental Measures (continued)

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure. Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.